UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-14174	Southern Company Gas (A Georgia Corporation) Ten Peachtree Place N.E. Atlanta, Georgia 30309 (404) 584-4000	58-2210952

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.
The information related to the Elizabethtown Gas APA (as defined herein) in Item 8.01, below, is incorporated by reference into this Item 1.01.

Item 8.01.	Other Events.
On October 15, 2017, Pivotal Utility Holdings, Inc. (“Pivotal”), a wholly-owned subsidiary of Southern Company Gas, and South Jersey Industries, Inc. (“Buyer”) entered into Asset Purchase Agreements (the “APAs”) for the sale by Pivotal to Buyer of the assets of Southern Company Gas’ Elizabethtown Gas and Elkton Gas businesses (the “Sales”) for a total cash purchase price of $1.7 billion.
The completion of each Sale is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act; (ii) the receipt of required regulatory approvals, including the Federal Energy Regulatory Commission, the Federal Communications Commission, the New Jersey Board of Public Utilities and, with respect to the Sale of Elkton Gas, the Maryland Public Service Commission; and (iii) other customary closing conditions.
Each APA may be terminated by each of Pivotal and Buyer if, among other things, (i) the applicable Sale is not consummated by October 15, 2018 (which date will be extended to January 15, 2019 if the necessary regulatory approvals have not been obtained by October 15, 2018) or (ii) if one or more of the required regulatory approvals has been finally denied. Under certain specified circumstances, Buyer will be required to pay Pivotal a termination fee of $80 million pursuant to the Elizabethtown Gas APA and $500,000 pursuant to the Elkton Gas APA.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the pending transactions. These forward-looking statements are often characterized by the use of words such as “expect,” “anticipate,” “plan,” “believe,” “may,” “should,” “will,” “could,” “continue”, “opportunity” and the negative or plural of these words and other comparable terminology. Although Southern Company Gas believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the transactions may not be satisfied; and other risk factors relating to the energy industry, as detailed from time to time in Southern Company Gas’ reports filed with the Securities and Exchange Commission. There can be no assurance that the transactions will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A. in Southern Company Gas’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transactions or other matters attributable to Southern Company Gas or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date hereof. Southern Company Gas undertakes no obligation to update or revise any forward-looking statement, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2017	SOUTHERN COMPANY GAS
	By	/s/Myra C. Bierria
Myra C. Bierria Vice President and Corporate Secretary